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                                                                    EXHIBIT 10.8



                                 PROMISSORY NOTE


$3,000,000.00                 Dallas, Texas                   October 15, 1996



      FOR VALUE RECEIVED, Candlewood Wichita Northeast, L.L.C., a Kansas limited liability company (herein called "Maker"), hereby promises to pay to the order of NationsBank of Texas, N.A., a national banking association ("Lender"), at its banking house in the City of Dallas, Dallas County, Texas, the principal sum of Three Million and No/100 Dollars ($3,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), on or before March 15 1999, subject to the right of Maker to extend such maturity date until March 15, 2000, pursuant to Section 2.4 of the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided.

      This Note has been issued pursuant to the terms of the Loan Agreement, to which reference is made for all purposes. Advances against this Note by Lender or any other holder hereof shall be governed by the Loan Agreement. Lender is entitled to the benefits of and security provided for in the Loan Agreement. Such security includes, but is not limited to, a Mortgage, Assignment, Security Agreement and Financing Statement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") of even date herewith from Maker to Lender, covering and affecting certain property in Wichita, Sedgwick County, Kansas, more fully described therein, and the Guaranties of Candlewood Hotel Company, Inc., a Delaware corporation, Candlewood Hotel Company, L.L.C., a Delaware limited liability company, Candlewood Omaha, L.L.C., a Delaware limited liability company, and Candlewood Englewood, L.L.C., a Delaware limited liability company. Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Mortgage.

      Terms used herein with initial capital letters and not defined herein, if any, have the meanings given them in the Loan Agreement.

      Section 1. Definitions. As used herein the following terms shall have the respective meanings set forth below:

      (a) "Adjusted LIBOR Rate" means on the applicable Effective Date (defined below), with respect to a LIBOR Rate Portion, a rate per annum equal to the sum of (A) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (B) the FDIC Percentage in effect on the applicable Effective Date, plus (c) two and three-quarter percent (2.75%).

      (b) "Applicable Rate" means the rate of interest applicable to the Loan or portions thereof pursuant to the provisions of Section 2.

      (c) "Business Day" means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day Lender is required or authorized by law or executive order to close, and (b) with respect to all requests, notices and determinations in connection with LIBOR Rate Portions, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

      (d) "FDIC Percentage" means, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Lender's principal offices in Dallas, Texas. Each good faith determination of said percentage made by Lender shall, in the absence of manifest error, be binding and conclusive.


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 1
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      (e) "Interest Adjustment Date" means the earlier of either the last day of an Interest Period or the Termination Date.

      (f) "Interest Period" means, with respect to a LIBOR Rate Portion, a period selected by Maker of 30, 60, 90, or 180 days, commencing on the Effective Date of any LIBOR Rate Portion; provided that, unless the Loan is renewed and extended prior to the maturity date of this Note, each Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date.

      (g) "LIBOR Rate" shall mean, with respect to a LIBOR Rate Portion for the Interest Period applicable thereto, the rate per annum (rounded upward to the next higher of 1/100 of 1.0%) appearing on Telerate page 3750 (or any successor page ) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Term "LIBOR Rate" shall mean, for any LIBOR Rate Portion for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      (h) "LIBOR Rate Portion" means that portion or those portions of the Loan which bear interest computed with reference to the LIBOR Rate.

      (i) "LIBOR Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, other category of liabilities which include deposits by reference to which the interest rate on a LIBOR Rate Portion is determined or any category or extensions of credit which include loans to a non-United States office of Lender to United States residences) is determined. Each determination by Lender of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be binding and conclusive.

      (j) "Loan" means the principal indebtedness evidenced by this Note outstanding from time to time.

      (k) "Loan Agreement" means the Term Loan Agreement dated of even date herewith executed by and between Maker and Lender.

      (l) "Loan Documents" has the meaning set forth in the Loan Agreement.

      (m) "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes, 1925, as amended establishes the Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as defined in Chapter One) in effect from time to time. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

      (n) "Past Due Rate" as used in this Note means, on any day, a rate per annum equal to the Prime Rate plus four percent (4%) per annum computed using the 1/360 method described below.


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 2
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      (o) "Prime Rate" shall mean for each Prime Rate Portion the rate per annum most recently established by Lender as its "prime rate". The Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond to any future increases or decreases of interest rates charged by other lenders, or market rates in general, and Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

      (p) "Prime Rate Portion" shall mean that portion of the Loan which will bear interest computed with reference to the Prime Rate.

      (q) "Property" means the Land, the Improvements and all other property constituting the "Mortgaged Property," as defined in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.

      (r) "Regulatory Change" means any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof.

      (s) "Seven Year U.S. Treasury Rate" means a rate of interest per annum (as of the date of determination) on U.S. Treasury Notes having a maturity of seven
(7) years as shown in the seven-year listing in the "this week" column under the heading "Treasury Constant Maturities" of the Federal Reserve statistical release Form H.15 or, if such published rate of interest is not available for any reason at least ten (10) Business Days prior to the date of determination, such other comparable rate of interest determined by Lender, in its reasonable discretion.

      (t) "Termination Date" shall mean the final maturity date of this Note on which all outstanding principal and accrued interest hereunder is due and payable (as such maturity date may be renewed or extended, or accelerated under the terms of this Note or otherwise).

      (u) "Variable Rate" means the Prime Rate plus one-half of one percent (.5%) per annum.

      Without notice to Maker or anyone else, the Variable Rate and the Maximum Rate shall each automatically fluctuate upward and downward as and in the amount by which the Prime Rate and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate, subject always to limitations contained in this Note.

      Section 2.  Payments.

      (a) Principal. Commencing on June 1, 1997 and continuing on the first
(1st) day of each successive calendar month thereafter until the Termination Date when any remaining outstanding principal of this Note, together with all accrued and unpaid interest hereon, shall be due and payable in full, Borrower shall pay to Lender a principal payment in an amount which would be sufficient to fully amortize the amount of the Loan, in level monthly payments over twenty-five (25) years, at an interest rate equal to the greatest of (i) nine percent (9%), (ii) the Variable Rate on the day which is ten (10) Business Days prior to June 1, 1997, or (iii) the Seven Year U.S. Treasury Rate on the day which is ten (10) Business Days prior to June 1, 1997, plus three and one-quarter percent (3.25%). The principal payments required by this Subsection
(a) shall be in addition to, but not in lieu of, the interest payments required in Subsection (c) below.

      (b) Interest on the Loan shall accrue at a rate per annum equal to the lesser of (i) at Maker's option, the Variable Rate, or the Adjusted LIBOR Rate (the "Applicable Rate"), subject, however, to the provisions of this Section 2, or (ii) the Maximum Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Rate, resulting in the charging of interest hereunder to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 3
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annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

      (c) Interest hereon shall be due and payable monthly as it accrues, on or before the first day of each calendar month commencing November 1, 1996, and continuing on the first day of each successive month thereafter until the Maturity Date and on demand thereafter until the entire principal balance is paid in full.

      (d) Upon at least three (3) Business Days' prior written notice to Lender ("Minimum Notice Requirement"), Maker may, on any Interest Adjustment Date (other than the Termination Date), convert amounts of any LIBOR Rate Portion into a Prime Rate Portion with interest accruing thereon, with reference to the Variable Rate, as provided in paragraph (b) above in this Section 2.

      (e) Upon satisfaction by Maker of the Minimum Notice Requirement, and subject to the conditions provided in this Note, Maker may, on any date prior to the Termination Date, convert amounts of not less than One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate on the same date (or any whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof) of any Prime Rate Portion into a LIBOR Rate Portion with interest accruing thereon with reference to the Adjusted LIBOR Rate as provided in paragraph (b) above in this Section 2, for the Interest Period selected in such notice.

      (f) To the extent Maker has not made an effective election under and in accordance with subparagraphs (d) or (e) above (including, without limitation, at the expiration of an Interest Period), the Applicable Rate shall be the rate specified pursuant to the provisions contained herein for a Prime Rate Portion. If Maker has failed to make such election at the end of an Interest Period, Maker shall be deemed to have made an advance for a Prime Rate Portion in the amount, and in replacement, of the LIBOR Rate Portion then maturing.

      (g) Each notice of LIBOR Rate election by Maker to Lender must satisfy the Minimum Notice Requirement and shall include the following: (i) Maker's election of the Adjusted LIBOR Rate; (ii) Maker's choice of an Interest Period during which the Adjusted LIBOR Rate will apply; (iii) Maker's election of the effective date (the "Effective Date") on which the LIBOR Rate Portion shall begin; and (iv) the amount of outstanding loan principal which for any LIBOR Rate Portion shall not be less than One Hundred Thousand and No/100 Dollars ($100,000.00) (or any whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof), to which the Adjusted LIBOR Rate shall apply.

      (h) Maker's election to convert to the Adjusted LIBOR Rate is subject to the following conditions: (i) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date 30, 60, 90 or 180 days later elected by Maker in its notice to Lender; (ii) Maker's written notice of an election shall be received by Lender in time to satisfy the Minimum Notice Requirement; (iii) the last day of the Interest Period will not be subsequent in time to the Termination Date; (iv) in the case of a continuation of a LIBOR Rate Portion, the Interest Period applicable to such continuation shall commence on the last day of the preceding Interest Period; (v) no LIBOR Rate election shall be made if Lender determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to Lender of maintaining the applicable LIBOR Rate Portions at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders to maintain any such LIBOR Rate election; (vi) there shall never be more than three
(3) LIBOR Rate Portions, in the aggregate, in effect at any one time hereunder; and (vii) no LIBOR Rate election shall be made after the occurrence and during the continuance of a default (defined below).

      (i) If, on or after the Effective Date, any Regulatory Change shall make it unlawful or impossible for Lender (or its Eurodollar lending office) to make, maintain or fund a LIBOR Rate Portion, Lender shall forthwith give notice thereof to Maker, whereupon until Lender notifies Maker that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make any LIBOR Rate Portions shall be suspended. If Lender shall


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 4
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determine that it may not lawfully continue to maintain and fund any of the outstanding LIBOR Rate Portions to maturity and shall so specify in such notice, Maker shall immediately prepay in full the then outstanding principal amount of the LIBOR Rate Portions, together with accrued interest thereon. Concurrently with prepaying the LIBOR Rate Portions, Lender shall be deemed to have made advances for a Prime Rate Portion to Maker in an equal principal amount.

      (j) Maker shall indemnify Lender against any loss or expense which Lender may, as a consequence of Maker's failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Portion hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Portion or any part thereof. Such loss or expense shall include, without limitation, (i) the interest which, but for such failure, payment, prepayment or conversion, Lender would have earned in respect of such LIBOR Rate Portion so paid, for the remainder of the Interest Period applicable to such LIBOR Rate Portion, reduced, if Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing such principal amount, plus (ii) any expenses or penalty incurred by Lender on redepositing such principal amount. In the event any such loss or expense is incurred by Lender, Lender shall furnish Maker with a certificate detailing the basis upon which such loss or expense is computed. Any such certificate shall establish the amount of such expense or loss for purposes of this paragraph, in the absence of manifest error in calculation; provided, however, that upon the discovery of any error, appropriate adjustments shall be made between Lender and Maker.

      (k) Maker shall also indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. Lender shall give Maker written notice of such costs within ninety (90) days of its implementation and/or compliance with any such Regulatory Change and such costs shall be reimbursed to Lender prior to the earlier of (i) the Termination Date or (ii) thirty (30) days following written notice thereof from Lender to Maker. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

      (l) After default, or maturity, past due principal, and past-due interest to the extent permitted by law, shall bear interest at the Past Due Rate.

      Section 3.  General Provisions.

      Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

      All principal, interest and other sums payable under this Note shall be paid, not later than 2:00 o'clock p.m. (Dallas, Texas time) on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note or under any other Loan Document other than in the required amount in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

      All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. Nothing herein shall limit or impair any rights of the holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such order and manner as the holder hereof shall deem appropriate, any instructions from Maker or anyone else to the contrary notwithstanding; provided, however, that, unless otherwise designated by Maker or required by law, prepayments and involuntary payments (such as casualty or condemnation proceeds) received by the holder hereof and applied to principal


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 5
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hereunder shall be applied first to the Variable Rate Portion (or that portion of the LIBOR Rate Portion not subject to a prepayment penalty) and then to reduce the LIBOR Rate Portion.

      The occurrence of any one of the following shall be a default under this Note ("default"):

      (a) Any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; or
      (b) the occurrence of any event of default under any Loan Document (and the continuance thereof beyond any applicable period of grace or cure provided therein).

Any default under this Note shall constitute a default under each of the Loan Documents, and any default under any of the Loan Documents shall constitute a default under this Note and under each of the other Loan Documents. Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

      Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

      If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

      It is the intent of Lender and Maker and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Lender or any other holder hereof and Maker (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such document shall be


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 6
automatically reformed and the interest payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

      This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

      The Loan is made solely for business purposes and is not for personal, family, household or agricultural purposes.

      Maker acknowledges and agrees that the holder of this Note may assign this Note and its interest in the Loan or, from time to time, sell or offer to sell interests in the Loan to one or more participants. The undersigned authorizes the holder of this Note to disseminate any information it has pertaining to the Loan, including, without limitation, credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

      THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

      Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 7

      THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                     MAKER:

                                    CANDLEWOOD WICHITA NORTHEAST, L.L.C.,
                                    a Kansas limited liability company


                                       By: /s/ WARREN D. FIX
                                          --------------------------------------

                                      Name:    Warren D. Fix
                                           -------------------------------------

                                     Title: Executive Vice President
                                           -------------------------------------


PROMISSORY NOTE (Candlewood Wichita Northeast)                       Page 8